EXHIBIT 10.2
                                                                    ------------
                                    JPMORGAN

                              Rate Cap Transaction

                                                                   March 8, 2004

Chattem, Inc.
Attn.: Rick Moss
Fax No: (423) 821-6423

Re: JPMorgan Reference No. 2000005040404

Ladies and Gentlemen:

         The purpose of this letter agreement is to set forth the terms and conditions of the rate cap transaction entered into between JPMorgan Chase Bank ("JPMorgan") and Chattem, Inc. (the "Counterparty") on March 4, 2004 (the "Rate Cap Transaction").

         In consideration of the payment of the sum of USD 1,375,000 (the "Premium") by the Counterparty to JPMorgan at JPMorgan's Account on March 9, 2004 and in consideration of the promise by JPMorgan to make payments to the Counterparty in accordance with Section 2 hereof, the parties hereto agree as follows:

         1. Definitions. The following terms shall have the following meanings:

         "BUSINESS DAY" means any day which is both a New York Business Day and a London Business Day.

         "CALCULATION PERIOD" means each period from and including one Payment Date (or, in the case of the initial Calculation Period, the Effective Date) to but excluding the next succeeding Payment Date (or, in the case of the final Calculation Period, the Termination Date).

         "CAP RATE" means, in relation to a Calculation Period, the percentage rate per annum specified for that Calculation Period in the attached amortization schedule.

         "COUNTERPARTY'S ACCOUNT" means the account of the Counterparty at Bank of America, N.A., Chattanooga, TN, Account No.: 002006442400 Favor of: Chattem., Inc. Attn: FRN Cap.

         "DESIGNATED MATURITY" means 3 month(s).

         "EFFECTIVE DATE" means June 1, 2004.

         "FLOATING RATE" means, with respect to a Reset Date within each Calculation Period, the rate determined by JPMorgan to be (i) the per annum rate for deposits in u.s. dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 Screen as of 11:00 a.m., London time, on the day that is two London Business Days prior to that Reset Date (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Telerate Page 3750 Screen, the Floating Rate with respect to that Reset Date shall be the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by JPMorgan from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m., London time, on the day that is two London Business Days prior to that Reset Date; or (iii) if fewer than two Reference Banks provide JPMorgan with such quotations, the Floating Rate shall be the rate per annum which JPMorgan determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by JPMorgan are quoting in the New York interbank market on that Reset Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian Banks.

         "JPMORGAN'S ACCOUNT" means the account of JPMorgan at JPMorgan Chase Bank Account No. 9999-7979, Attention: Derivative Products.

         "LONDON BUSINESS DAY" means any day on which banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "NEW YORK BUSINESS DAY" means any day on which banks are not required or authorized by law to close in New York City.

         "NOTIONAL PRINCIPAL AMOUNT" means, in relation to a Calculation Period, the USD amount specified for that Calculation Period in the attached amortization schedule.

         "PAYMENT DATE" means the 1st day in March, June, September and December commencing on June 1, 2004 and ending on the Termination Date, provided that if any such day is not a Business Day, such Payment Date shall be the next succeeding Business Day, except that if such Payment Date would then fall in the next calendar month, such Payment Date shall be the next preceding Business Day.

         "REFERENCE BANKS" means four major banks in the London interbank market selected by JPMorgan.

         "RESET DATE" means the first day of each Calculation Period.

         "TELERATE PAGE 3750 SCREEN" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

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

         "Termination Date" means March 1, 2010.

         2. Payments. JPMorgan agrees, subject to the payment by the Counterparty to JPMorgan of the Premium, to pay to the Counterparty on each Payment Date occurring on or prior to the Termination Date, an amount equal to the product of (i) the amount by which the Floating Rate exceeds the Cap Rate with respect to the Calculation Period ending on or nearest such Payment Date, in each case as determined by JPMorgan, (ii) the Notional Principal Amount and
(iii) the actual number of days in that Calcu1ation Period divided by 360. All payments to the Counterparty shall be made by deposit to the Counterparty's Account. All payments to JPMorgan shall be made by deposit to JPMorgan's Account.

         3. Notices. Any notices hereunder (i) shall be in writing and hand-delivered or sent by first-class mail, postage prepaid, return receipt requested, and shall be addressed to the intended recipient at its address set forth on the signature page hereof or at such other address as such party shall have last specified by notice to the other party and (ii) shall be effective (a) if delivered by hand or sent by overnight courier, on the day it is delivered, unless delivery is made after the close of business or on a day that is not a Business Day, in which case such notice will be effective on the next Business Day, or (b) if sent by certified or registered mail or the equivalent (return receipt requested), three Business Days after dispatch.

         4. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

         5. Assignments. Neither party shall have the right to assign its rights or obligations under this letter agreement without the prior written consent of the other party.

         6. Set-off; Counterclaim. All payments under this letter agreement will be made without set-off or counterclaim, except that each party will have the right to set-off, counterclaim or withhold payment in respect of any default by the other party under this letter agreement or under any other agreement between the parties.

         7. Each Party's Reliance on its Own Judgment. Each party has entered into this Rate Cap Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Rate Cap Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Rate Cap Transaction, any subsequent actions relating to this Rate Cap Transaction or any other matters relating to this Rate Cap Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other party relating to this Rate Cap Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

         8. Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this letter agreement or the Rate Cap Transaction.

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

         Please confirm that the foregoing correctly sets forth the terns and conditions of our agreement by responding within ten (10) Business Days by returning via facsimile an executed copy of this letter agreement to the attention of Charles Warlix (fax. no. 718-242-4744, telephone no. 718-242-3078).

         Duplicate hard copies of this letter agreement will be sent to you shortly. Upon receipt, please execute both copies and return one to JPMorgan to the address indicated below.

         JPMorgan is pleased to have concluded this transaction with yon.


Very truly yours,


JPMORGAN CHASE BANK



--------------------------------------------

Name:          Carmine Pilla

Title:         Vice President
























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



                                       Address for Notices:
                                       4 MetroTech, 17th Floor
                                       Brooklyn, NY 11245
                                       Attention: Charles Warlix
                                       Facsimile No.: 718-242-4744

                                       ACCEPTED AND AGREED:

                                       CHATTEM, INC.



                                       By:  ______________________________
                                       Name: Richard D. Moss
                                       Title: Vice President and Chief Financial
                                              Officer

                                       Address for Notices:

                                       Attn: Chad Keller, 1715 W. 38th Street,
                                       Chattanooga.

                                       Facsimile No.: 423-821-6423
                                       Telephone No.: 423-822-3627












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

                              AMORTIZATION SCHEDULE

                   Rate Cap Transaction Ref. No. 2000005040404

Calculation Period    Calculation Period      Notional Principal
from and Including    to and Excluding        Amount in USD           Cap Rate
------------------    ----------------        -------------           --------

June 1, 2004          September 1, 2004       $75,000,000               4.00%

September 1, 2004     December 1, 2004        $75,000,000               4.00%

December 1, 2004      March 1, 2005           $75,000,000               4.00%

March 1, 2005         June 1, 2005            $75,000,000               4.00%

June 1, 2005          September 1, 2005       $75,000,000               4.00%

September 1, 2005     December 1, 2005        $75,000,000               4.00%

December 1, 2005      March 1, 2006           $75,000,000               4.00%

March 1, 2006         June 1, 2006            $60,000,000               4.00%

June 1, 2006          September 1, 2006       $60,000,000               4.00%

September 1, 2006     December 1, 2006        $60,000,000               4.00%

December 1, 2006      March 1, 2007           $60,000,000               4.00%

March 1, 2007         June 1, 2007            $45,000,000               4.50%

June 1, 2007          September 4, 2007       $45,000,000               4.50%

September 4, 2007     December 3, 2007        $45,000,000               4.50%

December 3, 2007      March 3, 2008           $45,000,000               4.50%

March 3, 2008         June 2, 2008            $30,000,000               5.00%

June 2, 2008          September 2, 2008       $30,000,000               5.00%

September 2, 2008     December 1, 2008        $30,000,000               5.00%

December 1, 2008      March 2, 2009           $30,000,000               5.00%

March 2, 2009         June 1, 2009            $15,000,000               5.00%

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

June 1, 2009          September 1, 2009       $15,000,000               5.00%

September 1, 2009     December 1, 2009        $15,000,000               5.00%

December 1, 2009      March 1, 2010           $15,000,000               5.00%



































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